EXHIBIT 10.2

                                 THIRD ADDENDUM

THIS ADDENDUM to that certain Lease Agreement by and between ZYTEC CORPORATION
       ("Lessee") and SUPERIOR INVESTMENTS I, INC. ("Lessor"), dated January 16, 1996 ("Lease Agreement") is made and entered into as of May 23, 1997.

WITNESSED:

WHEREAS, ZYTEC CORPORATION and SUPERIOR INVESTMENTS I, INC. entered into the
       Lease Agreement dated January 16, 1996 for approximately 83,179 square feet of 2400 Industrial Lane, Broomfield, Colorado 80020.

WHEREAS, the Lease Agreement was modified by a First Addendum dated January 18,
       1996.

WHEREAS, the Lease Agreement was modified by a Second Lease Addendum dated
       January 22, 1996.

WHEREAS, the Lease Agreement was clarified with regards to square feet by a Memorandum of Lease dated May 10, 1996.

NOW THEREFORE, in consideration of the mutual covenants contained, it is agreed that the Lease Agreement is hereby amplified, modified and amended in the following respects to be effective May 23, 1997, TO WIT:

         1. The Premises effective July 1, 1997, shall be expanded to include an additional 4,877 rentable square feet adjacent to and to the north of the existing Premises (hereinafter referred to as the "Expansion Area") as shown on the attached Exhibit A increasing Lessee's Premises to a total rentable area of 77,922 square feet. Whenever referred to in the Lease Agreement, Lessee's proportionate share shall be 39.1%.

         2. The additional base rental(1) payment for the Expansion Area beginning July 1, 1997 shall be based on the per square footage rate for "OFFICE/MANUFACTURING" area in Exhibit D of the lease agreement and as shown below:

                            Date              Annual Base Rent per s.f.
                            ----              -------------------------
                            7/1/97-1/31/99             $3.12
                            2/1/99-1/31/00             $5.07
                            2/1/00-1/31/01             $5.22
                            2/1/01-1/31/02             $5.38
                            2/1/02-1/31/03             $5.54
                            2/1/03-1/31/04             $5.71
                            2/1/04-1/31/05             $5.88
                            2/1/05-1/31/06             $6.05

         3. In consideration for this Third Addendum, Lessor shall provide Lessee's agreed upon improvements to be completed in the Expansion Area substantially as shown on the attached drawing (Exhibit B). Notwithstanding the above, Lessor shall not be obligated to install any improvements not specifically indicated on Exhibit B to be performed by Lessor at Lessor's cost and except as noted on the attached Exhibit B, Lessee agrees to accept the Expansion Premises in its "as-is" condition.

         4. In consideration for this Third Addendum, Lessee agrees to waive its Option to Expand and its First Right of Refusal as described in paragraph 2a) and 2b) in the Lease Addendum dated 1/18/96 for unit 2600 only as described in the attached Exhibit A.

         5. This addendum shall not be binding on any party, unless and until signed by both parties hereto.

Except as specifically mentioned herein, all other terms and conditions of the original Lease Agreement shall remain the same and unchanged.

LESSEE:  ZYTEC CORPORATION
By:   /s/ Max Davis            Date:   5/29/97
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LESSOR:  SUPERIOR INVESTMENTS I, INC.

By:  /s/ Bryan L. Sperry       Date:  5/29/97
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(1)      Along with the additional Base Rent for the Expansion Area, Lessee shall be responsible for Operating Expenses on the Expansion Area as defined in paragraph 5 of the Lease Agreement

                       EXHIBITS ATTACHED TO THIRD ADDENDUM

EXHIBIT A -- ORIGINAL DOCUMENT CONTAINS A FLOOR PLAN DRAWING OF THE BUILDING. EXHIBIT B -- ORIGINAL DOCUMENT CONTAINS A FLOOR PLAN DRAWING INDICATING AGREED UPON IMPROVEMENTS.